UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2019

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(302) 734-6799
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [__]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [__]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On May 8, 2019, the Board of Directors (the “Board”) of Chesapeake Utilities Corporation (the "Company") approved and adopted the Third Amendment (the “Third Amendment”) to the Amended and Restated Bylaws, as amended (the “Bylaws”), effective as of the same date. The Third Amendment amended Article III, Section 3.2 of the Company’s Bylaws, which previously provided that no person who had attained the age of seventy-three was eligible to stand for election as a director. As amended by the Third Amendment, the Bylaws now provide that no person is eligible to be elected as a director of the Company after attaining the age of seventy-five.
The foregoing summary of the Third Amendment is qualified in its entirety by reference to the text of the Third Amendment, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters in a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders (the "Annual Meeting") on May 8, 2019. As of the record date for the Annual Meeting, March 11, 2019, 16,397,017 shares of the Company’s common stock, the Company’s only class of equity securities entitled to vote, were outstanding. Of these shares, 15,179,283 were present in person or represented by proxy at the Annual Meeting, which constituted a quorum for the transaction of business at the Annual Meeting. Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. Proxies for the meeting were solicited in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended.
Proposal 1: The stockholders voted on the election of three Class II director nominees to the Company’s Board. All three nominees were elected to the Company’s Board, with each to serve for a three-year term ending in 2022 and until their successor is elected and qualified. The separate tabulation of votes for each nominee is as follows: (i) Eugene H. Bayard - 12,368,242 votes for, 432,270 votes withheld; (ii) Jeffry M. Householder - 12,674,644 votes for, 125,868 votes withheld; and (iii) Paul L. Maddock, Jr. - 12,445,507 votes for, 355,005 votes withheld. There were 2,378,771 broker non-votes for each nominee. There were no abstentions for any nominee.
Proposal 2: The stockholders voted to approve, on an advisory non-binding basis, the compensation of our named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the "Say-on-Pay Proposal"). The stockholders approved, on an advisory non-binding basis, the Say-on-Pay Proposal. There were 12,354,025 affirmative votes, 295,507 negative votes, 150,980 abstentions and 2,378,771 broker non-votes.
Proposal 3: The stockholders voted to ratify, on the advisory non-binding proposal, the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The stockholders ratified, on an advisory non-binding basis, the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. There were 14,953,419 affirmative votes, 160,035 negative votes, and 65,829 abstentions. There were no broker non-votes for this matter.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
3.1	Third Amendment to the Amended and Restated Bylaws of the Chesapeake Utilities Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

May 14, 2019	By:	/s/ Beth W. Cooper
Name: Beth W. Cooper
Title: Executive Vice President and Chief Financial Officer